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CONSENT OF INDEPENDENT AUDITORS

Lord Abbett Securities Trust:

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 33-58846 of Lord Abbett Securities Trust on Form N-1A of our report dated December 20, 1999, appearing (and incorporated by reference) in the annual report to shareholders of Lord Abbett Securities Trust for the year ended October 31, 1999, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
February 28, 2000




CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement No. 33-58846 of Lord Abbett Securities Trust on Form N-1A of our report dated December 23, 1999, appearing in the annual report to shareholders of Lord Abbett Securities Trust - Micro Cap Growth Fund and Micro Cap Value Fund. for the year ended October 31, 1999, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
New York, New York
February 29, 2000